SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 Amendment No. 1


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): December 30, 1999


                              Digital Privacy, Inc.
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                                            52-1680936
--------------------------                                ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


4820 Minnetonka Blvd., Suite 410, St. Louis Park, MN                  55416
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code: (612) 285-1163
                                                    --------------

(Former Name or Former Address if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountants.

                  Prior to TelePad's bankruptcy filing on March 17, 1999, TelePad's independent auditors were Ernst & Young LLP ("E&Y"). E&Y reported on TelePad's financial statements for the year ended December 31, 1997 and was engaged to audit TelePad's financial statements for the year ended December 31, 1998; however the 1998 audit was not completed due to TelePad's bankruptcy filing on March 17, 1999. E&Y has not performed any professional services for TelePad subsequent to the date of the bankruptcy filing.

                  The report of E&Y on TelePad's financial statements for fiscal year 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that it included an explanatory paragraph regarding TelePad's ability to continue as a going concern.

                  In connection with the audit of TelePad's financial statements for the year ended December 31, 1997, and in the subsequent period prior to the bankruptcy filing, there were no disagreements with TelePad on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report. In connection with the audit of TelePad's financial statements for the year ended December 31, 1997, there were no "reportable events" as that term is described in Item 304
(a)(1)(v) of Regulation S-K.

                  In connection with E&Y's engagement to audit TelePad's financial statements for the year ended December 31, 1998, E&Y identified certain issues such as proper inventory controls, sufficient internal control structure and management cooperation to discuss with TelePad's Audit Committee. Upon notice of these issues, TelePad's Audit Committee Chairman shared E&Y's concerns with management and expressed an intent to work with E&Y to address these issues. E&Y did not perform any auditing procedures for TelePad subsequent to the date of the bankruptcy filing. Therefore E&Y cannot express an opinion as to whether it would have concluded to make reference to these issues in its report, had the relationship continued and had the audit for the year ended December 31, 1998 been completed.

         The Registrant has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 28, 2000 is filed as Exhibit 16.1 to this Form 8-K/A.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a and b)      Financial Statements and Pro Forma Financial Statements

                        The  required   financial   statements  are  included
herewith following this Item.

         (c)      Exhibits

                  The following exhibits are filed herewith:

                  2.1      Agreement and Plan of Merger*

                  4.1      Certificate of Designation*

                  4.2      Convertible Note*

                  4.3      Subscription Agreement*

                  16.1     Accountant's letter

                  99.1     Howard Miller Employment Agreement*

                  99.2     J. Virgil Bradley Employment Agreement*

                  99.3     Stock Option Plan*
-----------------
* Previously filed

                              DIGITAL PRIVACY, INC.

                              FINANCIAL STATEMENTS

               Period September 9, 1999 through December 31, 1999,
                Period January 1, 1999 through September 8, 1999,
                          Year Ended December 31, 1998

                                 C O N T E N T S


                                                                   Page

INDEPENDENT AUDITOR'S REPORT                                       1 - 2

FINANCIAL STATEMENTS

    Balance sheets                                                     3

    Statements of operations                                           4

    Statements of stockholders' deficit                                5

    Statements of cash flows                                           6

    Notes to financial statements                                   7 - 16

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Digital Privacy, Inc.
St. Louis Park, Minnesota


We have audited the accompanying balance sheets of DIGITAL PRIVACY, INC. (formerly TelePad Corporation - see Note 1) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the periods September 9, 1999 through December 31, 1999, and January 1, 1999 through September 8, 1999, and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIGITAL PRIVACY, INC., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the periods September 9, 1999 through December 31, 1999, and January 1, 1999 through September 8, 1999, and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

As more fully discussed in Note 2 to the financial statements, the Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to a reorganization plan confirmed by the United States Bankruptcy Court for the District of Minnesota on September 8, 1999. In accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company was required to account for the reorganization using "Fresh Start Reporting" whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair values as of September 9, 1999. Accordingly, all financial statements prior to September 9, 1999, are not comparable to the financial statements for the period after reorganization.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 2 and 3 to the financial statements, the Company has incurred losses since commencement of operations, filed for bankruptcy under Chapter 11 with the United States Bankruptcy Court, and had their bankruptcy reorganization plan recently confirmed. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also disclosed. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                          /s/Lurie, Besikof, Lapidus & Co., LLP
                                          LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
February 22, 2000

                              DIGITAL PRIVACY, INC.

                                 BALANCE SHEETS




                                                                                          December 31,
                                                                                   ----------------------------
                                ASSETS                                                 1999            1998
                                                                                    ---------         -------
CURRENT ASSETS
    Cash                                                                             $ 84,493           $ 4,233
    Inventory                                                                          14,765            11,835
    Other                                                                               4,753            38,983
                                                                                  -----------      ------------
       TOTAL CURRENT ASSETS                                                           104,011            55,051
                                                                                   ----------      ------------

PROPERTY AND EQUIPMENT                                                                 48,584            85,455
                                                                                   ----------      ------------

OTHER ASSETS
    Patents and trademarks                                                            387,821           374,116
    License fee escrow                                                                 49,996            49,996
    Deferred finance costs (net of accumulated
       amortization of $-0- and $622,975)                                                 -             326,371
                                                                                   ----------      ------------
                                                                                      437,817           750,483
                                                                                   ----------      ------------
                                                                                    $ 590,412         $ 890,989
                                                                                   ==========      ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Notes payable to stockholders                                                   $      -        $ 1,831,539
    Notes payable to vendor                                                           10,000                  -
    Accounts payable                                                                  56,326            489,053
    Accrued interest                                                                  13,601            159,072
    Accrued expenses - other                                                          16,087             40,802
                                                                                  ----------        ------------
       TOTAL CURRENT LIABILITIES                                                      96,014          2,520,466
                                                                                  ----------        ------------

NOTE PAYABLE TO DIRECTOR                                                             600,000                  -
                                                                                  ----------           ---------

STOCKHOLDERS' DEFICIT Preferred stock:
       Series A, 8%  cumulative  convertible  - $.01 par  value,  $10 stated and liquidation value (authorized - 40,000 and 0 shares; issued
          and outstanding - 15,000 and 0 shares)                                     150,000                -
       Undesignated - $.01 par value (authorized - 4,960,000 and
          10,000,000 shares; no shares issued and outstanding)                            -                 -
    Common stock - $.01, par value (authorized - 95,000,000 and
       20,000,000 shares; issued and outstanding - 3,620,113 and
       6,307,106 shares)                                                              36,201             63,071
    Additional paid-in capital                                                        80,449          5,454,002
    Warrants                                                                           4,877          1,640,240
    Accumulated deficit                                                            ( 377,129)        (8,786,790)
                                                                                   ----------      -------------
                                                                                   ( 105,602)        (1,629,477)
                                                                                   ----------       ------------
                                                                                   $ 590,412          $ 890,989
                                                                                   ==========       ============


See notes to financial statements.

                              DIGITAL PRIVACY, INC.

                            STATEMENTS OF OPERATIONS


                                                                    Period                Period
                                                                  September 9,           January 1,
                                                                  1999 Through          1999 Through         Year Ended
                                                                   December 31,         September 8,         December 31,
                                                                    1999                  1999                 1998
                                                               ----------------     ----------------         ----------
REVENUE                                                           $      761         $         322          $    19,736

COST OF GOODS SOLD                                                       442                    89                1,432
                                                                  ----------           -----------          -----------

GROSS PROFIT                                                             319                   233               18,304
                                                                  ----------           -----------          -----------

OPERATING EXPENSES
    Selling, general and administrative                              228,805               603,225            2,790,916
    Research and development                                          65,591               172,969              381,277
                                                                  ----------           -----------          -----------
                                                                     294,396               776,194            3,172,193
                                                                  ----------           -----------          -----------

OPERATING LOSS                                                  (    294,077)        (     775,961)       (   3,153,889)

INTEREST EXPENSE                                                      13,010                14,507              148,333
                                                                  ----------           -----------          -----------

LOSS BEFORE REORGANIZATION ITEMS
 AND EXTRAORDINARY GAIN                                         (    307,087)        (     790,468)       (   3,302,222)
                                                                  ----------           -----------          -----------

REORGANIZATION ITEMS
    Recapitalization under fresh start
     reporting                                                          -                  889,655                 -
    Professional fees                                                 35,769         (     133,882)                -
    Chapter 11 settlement expense                                     34,273         (      94,535)                -
                                                                  ----------           -----------          --------
                                                                      70,042               661,238                 -
                                                                  ----------           -----------          --------

LOSS BEFORE EXTRAORDINARY GAIN                                  (    377,129)        (     129,230)       (   3,302,222)

EXTRAORDINARY GAIN ON DISCHARGE
 OF PREPETITION LIABILITIES                                             -                1,838,259                 -
                                                                  ----------           -----------          --------

NET INCOME (LOSS)                                               ($   377,129)         $  1,709,029        ($  3,302,222)
                                                                  ==========           ===========          ===========

NET LOSS PER SHARE OF COMMON STOCK -
    BASIC AND DILUTED                                           ($       .11)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                             3,375,122

See notes to financial statements.

                              DIGITAL PRIVACY, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)





                                  Preferred Stock    Common Stock
                             ----------------------- --------------       Additional
                              Number                 Number               Paid-in               Accumulated
                              of Shares  Amount      of Shares   Amount   Capital     Warrants  Deficit         Total
                              ---------  -------     ---------  --------- ----------  --------- -----------     ------
BALANCE,
   DECEMBER 31, 1997             -       $-          5,563,605  $55,636  $4,176,876  $ 748,800 ($5,484,568)  ($503,256)

   Net loss for year             -        -              -            -           -          -  (3,302,222) (3,302,222)

   Issuance of stock             -        -            743,501    7,435   1,277,126          -          -    1,284,561

   Issuance of warrants          -        -              -            -           -    891,440          -      891,440
                              --------  ----         ---------   ------    --------  ---------      ------    ---------

BALANCE,
   DECEMBER 31, 1998             -        -          6,307,106   63,071   5,454,002  1,640,240  (8,786,790) (1,629,477)

   Net income for period         -        -              -            -           -          -   1,709,029   1,709,029

   Bankruptcy
      reorganization
      adjustments                -        -         (3,961,993) (39,620) (5,397,901)(1,640,240)  7,077,761         -

BALANCE,
   SEPTEMBER 9, 1999             -        -          2,345,113   23,451      56,101          -          -       79,552

   Issuance of common
      stock and warrants         -        -            275,000    2,750      34,348      4,877          -       41,975

   Issuance of preferred
      stock                    15,000    150              -           -     149,850          -          -      150,000

   TelePad merger                -        -          1,000,000   10,000     (10,000)         -          -           -

   Net loss for period           -        -              -            -           -          -    (377,129)   (377,129)
                              -------   ----         ---------   ------     --------   ---------  ---------  -----------

BALANCE,
   DECEMBER 31, 1999          15,000    $150         3,620,113  $36,201   $ 230,299    $ 4,877   ($377,129)  ($105,602)
                              ======     ===         =========   ======    ========    =========  =========  ==========


See notes to financial statements.

                              DIGITAL PRIVACY, INC.

                            STATEMENTS OF CASH FLOWS


                                                                    Period                Period
                                                                   September 9,          January 1,
                                                                   1999 Through         1999 Through         Year Ended
                                                                   December 31,         September 8,         December 31,
                                                                     1999                 1999                 1998
                                                                ---------------     ----------------     ----------
OPERATING ACTIVITIES
    Net income (loss)                                             ($   377,129)       $  1,709,029        ($  3,302,222)
    Adjustments to reconcile net income (loss) to
     net cash used by operating activities:
       Extraordinary gain on discharge of
         prepetition liabilities                                          -          (   1,838,259)                -
       Common stock issued for services                                  2,420                -                    -
       Depreciation                                                      9,379              19,259               33,796
       Loss on sale or disposal of property and
        equipment                                                         -                  9,292               15,075
       Amortization and impairment of deferred
        finance costs                                                     -                326,371              747,188
       Changes in operating assets and liabilities:
          Inventory                                               (      3,012)                 82        (       5,798)
          Other current assets                                             885              33,346        (       4,924)
          Accounts payable                                              75,710       (     468,882)              85,540
          Accrued expenses and other liabilities                  (    220,657)             67,190               66,199
                                                                    ----------         -----------          -----------
             Net cash used by operating activities                (    512,404)      (     142,572)       (   2,365,146)
                                                                    ----------         -----------          -----------

INVESTING ACTIVITIES
    Purchases of property and equipment                           (      1,059)               -                    -
    Patent and trademark costs                                    (      3,230)      (      10,475)       (      46,933)
    Proceeds from sale of property and equipment                          -                   -                  32,700
                                                                    ----------         -----------          -----------
             Net cash used by investing activities                (      4,289)      (      10,475)       (      14,233)
                                                                    ----------         -----------          -----------

FINANCING ACTIVITIES
    Issuance of stock                                                  150,000                -               1,284,561
    Proceeds from notes payable                                        450,000             150,000            1,206,488
    Payments on notes payable                                             -                   -           (      34,401)
    Decrease in checks issued in excess of deposits                       -                   -           (      38,639)
    Deferred finance costs                                                -                   -           (      57,906)
                                                                    ----------         -----------          -----------
             Net cash provided by financing activities                 600,000             150,000            2,360,103
                                                                    ----------                              -----------

NET INCREASE (DECREASE) IN CASH                                         83,307       (       3,047)       (      19,276)

CASH
    Beginning of period                                                  1,186               4,233               23,509
                                                                    ----------         -----------          -----------
    End of period                                                  $    84,493        $      1,186         $      4,233
                                                                    ==========         ===========          ===========
See notes to financial statements.


                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS


 1.    Description of the Company and Summary of Significant
       Accounting Policies -

       The Company

       The Company designs, develops and markets smart card technology for personal computers, laptops and network computers.

       Merger

       On December 30, 1999, TelePad Corporation, a Delaware corporation ("TelePad"), completed a merger with Digital Privacy, Inc., a privately owned Minnesota corporation ("DPI"). The combined entity, in which TelePad was the surviving corporation, changed its name to Digital Privacy, Inc.

       As discussed in Note 2, DPI's bankruptcy reorganization plan was confirmed by the U.S. Bankruptcy Court for the District of Minnesota on September 8, 1999. On March 17, 1999, TelePad sought protection of the Bankruptcy Court and started a Chapter 11 proceeding. TelePad emerged from bankruptcy on November 8, 1999, as an empty shell with no significant assets or liabilities.

       The merger was accounted for as a recapitalization of DPI, and because the operations of TelePad prior to the merger are not meaningful, the financial statements reflect that of DPI and have not been restated to reflect TelePad.

       Under the terms of the merger, each share of DPI common stock converted into one share of TelePad common stock. The shareholders of DPI received 2,345,113 shares of common stock of TelePad.

       Use of Estimates

       The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from these estimates. A significant management estimate relates to the amortization of patents and trademarks.

       Fair Value of Financial Instruments

       Financial instruments consist primarily of notes payable, accounts payable and prepetition liabilities. The carrying amounts approximate their fair values without regard to the bankruptcy reorganization.

       Inventory

       Inventory, consisting primarily of smart cards and related readers, is valued at the lower of cost (first-in, first-out) or market.

       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 1. Description of the Company and Summary of Significant Accounting Policies - (continued)

       Property and Equipment

       Property and equipment were restated to fair value at September 9, 1999 (as required under fresh start reporting) and were reported at cost at December 31, 1998. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, primarily five to seven years.

       Patents and Trademarks

       The Company capitalizes costs of patents and trademarks. The Company retained the cost of the patents and trademarks under fresh start reporting. The Company believes this is the most appropriate value as, to date, significant revenues have not been generated by these assets.

       Patent and trademark costs will be amortized, from the date significant revenues are first generated on the related products, on a straight-line basis, over the expected useful life of the products, currently estimated at five years. No patent or trademark amortization has been recorded as significant revenues have not been generated. The Company periodically reviews its patent and trademark portfolios to assess the recoverability of the recorded amounts.

       Deferred Finance Costs

       Deferred finance costs were amortized on a straight-line basis over the term of the related notes. The balance of the deferred finance costs was expensed in connection with the bankruptcy reorganization plan.

       Stock-Based Compensation

       The  Company   accounts  for  employee  stock  options  under  Accounting
       Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and provides the other disclosures required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123).

       Research and Development Costs

       Research and development expenditures are charged to expense as incurred.

       Earnings per Share

       Basic earnings (loss) per common share is computed by dividing the net loss plus preferred stock dividends by the weighted average number of shares of common stock outstanding during the period. Diluted earnings
       (loss) per common share is computed similar to the computation of basic earnings (loss) per share, except that the denominator is increased for the assumed exercise of dilutive options and warrants using the treasury stock method. No stock options or warrants were included in dilutive earnings loss per share as their inclusion was antidilutive. Earnings
       (loss) per share was not calculated prior to the period beginning September 9, 1999, as it is not meaningful due to the bankruptcy reorganization and fresh start reporting. Weighted average number of shares outstanding reflect the TelePad merger as if it occurred on September 9, 1999.

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS

 2.    Bankruptcy Reorganization and Fresh Start Reporting -

       DPI filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on January 6, 1999. The Reorganization Plan was confirmed by the U.S. Bankruptcy Court for the District of Minnesota on September 8, 1999. DPI adopted fresh start reporting upon emergence from Chapter 11 as required under the provisions of AICPA Statement of Position 90-7, (SOP 90-7), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code".

       Accordingly, the September 9, 1999, balance sheet was prepared as if DPI were a new reporting entity and reflected certain reorganization adjustments that included the restatement of assets and liabilities to approximate fair value, the discharge of outstanding liabilities related to creditor claims against DPI, which were satisfied by the bankruptcy confirmation, and the new capital structure. The financial statements for the period September 9, 1999 through December 31, 1999, incorporate the effects of fresh start reporting. However, the financial statements for the period January 1, 1999 through September 8, 1999, and the year ended December 31, 1998, are based on historical cost. A bold vertical line was drawn on the accompanying financial statements to distinguish between the Reorganized Company and the Predecessor Company.

       All common shares issued and outstanding at the time of bankruptcy reorganization were cancelled. Under the bankruptcy reorganization, 2,345,113 new shares of DPI's common stock were distributed to holders of claims against the Predecessor Company.

       The bankruptcy discharge and fresh start reporting adjustments to the September 9, 1999, balance sheet were as follows:


                                                      Preconfirm-                      Adjustments to Record
                                                       ation                           Confirmation of Plan        Reorganized
                                                       Balance          Bankruptcy       Fresh Start               Balance
                                                       Sheet             Discharge        Reporting                Sheet
                ASSETS
       CURRENT ASSETS
          Cash                                        $ 1,186             $   -            $    -                  $ 1,186
          Inventory                                    11,753                 -                 -                   11,753
          Other                                        21,792           (16,155)                -                    5,637
                                                    ---------         ---------        ----------                ---------
                                                       34,731           (16,155)                -                   18,576

       PROPERTY AND EQUIPMENT                          56,904                 -                 -                   56,904

       OTHER ASSETS
          Patents and trademarks                      384,591                 -                 -                  384,591
          License fee escrow                           49,996                 -                 -                   49,996
          Deferred finance costs                       34,964                 -           (34,964)                       -
                                                  -----------       -----------        ----------                  -------
                                                     $561,186          ($16,155)         ($34,964)                $510,067
                                                  ===========       ===========        ==========               ==========

       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 2.    Bankruptcy Reorganization and Fresh Start Reporting - (continued)




                                                      Preconfirm-                      Adjustments to Record
                                                       ation                           Confirmation of Plan  Reorganized
                                                       Balance          Bankruptcy       Fresh Start         Balance
                                                       Sheet             Discharge        Reporting          Sheet
          LIABILITIES AND STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES
          Accounts payable                         $       20,171     $       -         $       -        $      20,171
          Accrued expenses                                107,288    (      90,000)             -               17,288
          Prepetition liabilities                            -                -              233,056           233,056
                                                    -------------      -----------       -----------      ------------
                                                          127,459    (      90,000)          233,056           270,515
                                                    -------------      -----------       -----------      ------------

       NOTES PAYABLE                                      150,000           10,000              -              160,000
                                                    -------------      -----------       -----------      ------------

       PREPETITION LIABILITIES                          2,837,554    (   2,604,498)    (     233,056)             -
                                                    -------------      -----------       -----------      ------------

       STOCKHOLDERS' EQUITY
          Common stock                                     63,071    (      39,620)             -               23,451
          Additional paid-in capital                    5,454,002    (   4,508,246)    (     889,655)           56,101
          Warrants                                      1,640,240    (   1,640,240)             -                 -
          Retained earnings (deficit)             (     9,711,140)       8,856,449           854,691              -
                                                    -------------      -----------       -----------      ---------
                                                  (     2,553,827)       2,668,343     (      34,964)           79,552
                                                    -------------      -----------       -----------      ------------
                                                   $      561,186    ($     16,155)    ($     34,964)    $     510,067
                                                    =============      ===========       ===========      ============


 3.    Going Concern -

       DPI has failed to generate significant revenues and incurred operating losses since its inception. DPI also filed for bankruptcy and had their reorganization plan confirmed by the bankruptcy court (Note 2). DPI's ability to continue as a going concern is dependent on its ability to raise additional capital and, ultimately, to generate sufficient cash flows from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classifications of assets and liabilities should the Company be unable to continue as a going concern. Management believes that it can raise sufficient capital to fund operations until the Company becomes self-sustaining.

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 4.    Property and Equipment -

       Property and equipment consists of the following:



                                                                                                  December 31,
                                                                                           ---------------------------
                                                                                              1999              1998
                                                                                           ---------          --------
             Furniture and equipment                                                       $  57,963       $   167,283
             Leasehold improvements                                                             -               15,067
                                                                                            --------        ----------
                                                                                              57,963           182,350
             Less accumulated depreciation                                                     9,379            96,895
                                                                                            --------        ----------
                                                                                           $  48,584       $    85,455
                                                                                            ========        ==========


 5.    Notes Payable -

       Notes payable consist of the following:

                                                                                                  December 31,
                                                                                        ----------------------------
                                                                                           1999               1998
                                                                                        ----------         ---------
             Notes payable to stockholders - discharged in
             bankruptcy reorganization.                                                 $     -         $   1,831,539
                                                                                         =========        ============

             Note payable to vendor, interest at 10%, due
             October 2000, unsecured.                                                    $  10,000      $        -
                                                                                          ========           =========

             Note  payable to  director,  interest  at 10%,  due  October  2001, convertible into common stock through July 7, 2000, at 36.6% of all
             common   stock   and   dilutive    securities   upon    conversion,
             collateralized by substantially all Company
             assets.                                                                    $  600,000      $        -
                                                                                         ==========          =========


       Interest expense of approximately $120,000 was not recorded on discharged debt for the period January 6, 1999 (petition date) through September 8, 1999, in accordance with SOP 90-7.

 6.    Income Taxes -

       For the periods September 9, 1999 through December 31, 1999, and January 1, 1999 through September 8, 1999, and the year ended December 31, 1998, the Company had no current or deferred income tax provision. Similarly, no income taxes were applied against the extraordinary gain in the period January 1, 1999 through September 8, 1999.

       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 6.    Income Taxes - (continued)

       Deferred income taxes consist of the following:



                                                                                             December 31,
                                                                                 --------------------------------
                                                                                       1999                   1998
                                                                                 ----------------         ----------
             Deferred tax assets:
                Net operating loss carryforwards                                   $  1,995,000         $  2,050,000
                Deferred finance costs                                                     -                 318,000
                Accrued salaries                                                          2,000               16,000
                                                                                    -----------          -----------
                                                                                      1,997,000            2,384,000
             Deferred tax liability - depreciation                                (      13,000)       (      11,000)
                                                                                    -----------          -----------
                                                                                      1,984,000            2,373,000
             Valuation allowance                                                  (   1,984,000)       (   2,373,000)
                                                                                    -----------          -----------
             Net deferred taxes                                                    $       -            $       -
                                                                                    ===========          ========


       The Company determined the valuation allowance to be appropriate as it is more likely than not that the net deferred tax assets will not be realized. The valuation allowance increased by approximately $795,000 for the year ended December 31, 1998, respectively, primarily due to the Company's inability to utilize its net operating losses. The valuation allowance decreased by approximately $320,000 and $69,000 for the periods January 1, 1999 through September 8, 1999, and September 9, 1999 through December 31, 1999, respectively, primarily due to limitations on the net operating loss carryforwards caused by the bankruptcy reorganization.

       The effective income tax rate differs from the federal statutory rate primarily due to the Company's inability to use deferred tax assets.

       At December 31, 1999, net operating loss carryforwards were approximately $5,000,000, starting to expire in 2008. Utilization of tax net operating losses of approximately $4,700,000 from periods prior to September 9, 1999, are limited to approximately $6,000 annually due to the bankruptcy reorganization and Internal Revenue Code Section 382.

       State tax effects are insignificant and not separately disclosed.


 7.    Stockholders' Deficit -

       Convertible Preferred Stock

       The Series A preferred stock is convertible into shares of common stock at any time determined by the sum of the stated value per share and any accrued and unpaid dividends divided by the lesser of $1.05 or 77.5% of the average closing bid prices for the five trading days preceding the conversion. The Company may redeem the Series A preferred stock, after the effective date of a registration statement filed with the Securities and Exchange Commission, upon 30 days notice, for 125% of the stated value plus accrued dividends. The Company reserved 1,200,000 shares of common stock for conversion of its Series A preferred stock.

       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 7.    Stockholders' Deficit -

       Convertible Preferred Stock (continued)
       ---------------------------

       Dividends are payable quarterly, at the election of the Company, in either cash or additional Series A preferred shares at the rate of one share of Series A preferred stock for each $10 of dividends not paid in cash. Dividends may be paid at the Company's option with Series A preferred stock only if the common stock deliverable upon conversion of such stock was included for public resale in an effective registration statement.

       Preferred Stock

       The Company also has available 4,960,000 shares of preferred stock available for future designation.

       Stock Options

       The Company has an Omnibus Stock Plan (Plan) which permits the issuance of incentive and nonstatutory stock options, stock application rights, performance shares, and restricted stock to employees, officers, directors, consultants and advisors. The Plan reserved 2,000,000 shares of common stock for issuance awards with the term of each award to be determined by the Board of Directors (Board).

       The exercise price of incentive stock options may not be less than the fair market value of the stock on the award date. Options are exercisable for periods not to exceed ten years from grant date and vest at varying periods. Stock appreciation rights entitle the recipient to receive a specified excess of the fair market value of the Company's stock on the exercise date, as determined by the Board, over the fair market value on the date of grant. Performance shares entitle recipients to acquire Company stock upon the attainment of specific performance goals set by the Board. Restricted stock entitles recipients to acquire Company stock subject to the right of the Company to repurchase the shares in the event conditions specified by the Board are not satisfied prior to the end of the restriction period.

       Stock option activity was as follows:



                                                                            Weighted        Weighted
                                                                            Average         Average      Contractual
                                                                            Exercise         Fair           Life -
                                                            Options          Price           Value           Years
             Balance, December 31, 1997                      195,000        $ 5.00          $ 1.28              4
             Granted                                          60,000          5.00            1.09              8
                                                          ----------

             Balance, December 31, 1998                      255,000          5.00            1.23              5

             Cancelled in bankruptcy
               reorganization                           (    255,000)         5.00            1.23              5
             Granted                                         751,059           .07             .01           7.83
                                                          ----------

             Balance, December 31, 1999                      751,059           .07             .01           7.83
                                                          ==========


       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS

 7.    Stock Options and Warrants - (continued)

       Stock Options (continued)
       -------------

       Options outstanding at December 31, 1999, are as follows:


                                                         Outstanding                          Exercisable


                                                                                                              Weighted
                                                                             Remaining                         Average
                                 Range of                                  Contractual                        Exercise
                              Exercise Prices               Options         Life-Years        Options          Price
                              ---------------            -----------     -------------     -----------     ---------
                              $0.050 - $0.055                741,059           7.81            441,059         $0.05
                                   $1.05                      10,000          10.00             10,000          1.05
                                                          ----------                        ----------
                                                             751,059                           451,059
                                                          ==========                        ==========


       Pro forma stock option disclosures for the Predecessor Company are not presented as they are not significant nor considered meaningful due to the bankruptcy reorganization and fresh start reporting. The pro forma impact on subsequent operations for stock options issued in connection with the bankruptcy reorganization is insignificant.

       Warrants

       Warrant activity was as follows:




                                                                            Weighted        Weighted
                                                                            Average         Average      Contractual
                                                                            Exercise         Fair           Life -
                                                          Warrants           Price           Value           Years
                Balance, December 31, 1998                   585,000     $      5.00     $      1.28            5
                Granted                                    1,350,667            3.00             .66            5
                                                         -----------

                Balance, December 31, 1998                 1,935,667            3.60             .85            5

                Cancelled in bankruptcy
                  reorganization                       (   1,935,667)           3.60             .85            5
                Granted                                       10,000            1.05             .23           10
                                                         -----------

                Balance, December 31, 1999                    10,000            1.05             .23           10
                                                         ===========


       In December 1999, the Company issued 25,000 shares of common stock and issued 10,000 warrants exercisable for 10 years, in satisfaction of accounts payable of $31,127.

       (continued)

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS



 7.    Stock Options and Warrants - (continued)

       Stock Option and Warrant Assumptions

       The fair value of stock options and warrants is the estimated present value at the grant date using the Black-Scholes Option-Pricing Model with the following weighted average assumptions for 1999 and 1998:

                Risk free interest rate                                5.0%
                Expected life                                          5 years
                Expected volatility (stock not publicly traded)        0%
                Expected dividend rate                                 0%


 8.    Operating Lease -

       The Company leases offices for monthly rents of $1,087 plus operating expenses, property taxes and repairs through August 2000. Rent expense under all operating leases was $6,900 for the period September 9, 1999 through December 31, 1999, $16,222 for the period January 1, 1999 through September 8, 1999, and $51,676 for the year ended December 31, 1998.

       Future minimum lease payments for the year ending December 31, 2000 are approximately $9,500.


 9.    Commitments -

       Employment

       Two officers of the Company have salary commitments of $180,000 and $100,000 for five and three years, respectively. The President and Chief Executive Officer may also earn additional performance stock options each year based on net revenues, increase in revenues and the Company valuation (all as defined in the agreements).

       Marketing

       In December 1999, the Company entered into a sales and marketing agreement with two sales representatives under which the Company is obligated to issue common stock at the rate of 0.5% of total shares outstanding for every $3,000,000 in gross sales, up to 1.5% of the total outstanding shares. The agreement expires March 31, 2000, and may be terminated earlier by either party upon 30 days notice.

                              DIGITAL PRIVACY, INC.

                          NOTES TO FINANCIAL STATEMENTS

10.    Supplemental Cash Flow Information -




                                                                   Period              Period
                                                                  September 9,        January 1,
                                                                  1999 Through       1999 Through         Year Ended
                                                                  December 31,       September 8,         December 31,
                                                                    1999               1999                 1998
                                                              ----------------     --------------        ----------
             Interest paid                                       $   3,826          $      -             $       234

             Noncash financing activities:

                Deferred financing costs                         $    -             $      -             $   891,440
                Transfer prepetition accounts
                  payable to a note                                   -                  10,000                 -
                Recapitalization under fresh
                  start reporting                                     -                 889,655                 -
                Conversion of accounts payable
                  to common stock and warrants                      39,555                 -                    -



11.    Subsequent Events -

       In February 2000, the Company exercised a call option and received $150,000 for the issuance of 15,000 shares of Series A, 8% cumulative convertible preferred stock.

                              DIGITAL PRIVACY, INC.

                   Pro Forma Consolidated Financial Statements

The September 30, 1999, unaudited pro forma consolidated financial statements give effect to the merger of Telepad Corporation (Telepad) and Digital Privacy, Inc. (DPI). The merger occurred on December 30, 1999. DPI emerged from bankruptcy on September 9, 1999 and Telepad emerged from bankruptcy on November 8, 1999. Telepad disposed of its pre-bankruptcy business and emerged as an empty shell with no significant assets or liabilities. Thus the business of Telepad following the merger will be the business of DPI. These unaudited pro forma consolidated financial statements should be read in conjunction with DPI's consolidated financial statements and notes thereto appearing elsewhere. The pro forma consolidated information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the DPI's future results.

                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1999


                                                                         Digital
                                                        Telepad          Privacy,
                                                      Corporation          Inc.             Pro Forma          Pro Forma
                 ASSETS                               Historical        Historical         Adjustments       Consolidated
                                                     -------------      ----------      --------------     --------------
CURRENT ASSETS
    Cash                                              $    -            $      370       $    -             $       370
    Inventory                                              -                15,699            -                  15,699
    Other                                                  -                 4,952            -                   4,952
                                                       --------          ---------        --------           ----------
       TOTAL CURRENT ASSETS                                -                21,021            -                  21,021
                                                       --------          ---------        --------           ----------

PROPERTY AND EQUIPMENT                                     -                54,559            -                  54,559
                                                       --------          ---------        --------           ----------

OTHER ASSETS
    Patents and trademarks                                 -               386,674            -                 386,674
    License fee escrow                                     -                49,996            -                  49,996
                                                       --------          ---------        --------           ----------
                                                           -               436,670            -                 436,670
                                                       --------          ---------        --------           ----------
                                                      $    -            $  512,250       $    -             $   512,250
                                                       ========          =========        ========           ==========


                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                  $    -            $   39,345       $    -             $    39,345
    Accrued expenses                                       -                39,012            -                  39,012
    Prepetition liabilities                                -               233,056            -                 233,056
                                                       --------          ---------        --------           ----------
       TOTAL CURRENT LIABILITIES                           -               311,413            -                 311,413
                                                       --------          ---------        --------           ----------

NOTES PAYABLE                                              -               185,000            -                 185,000
                                                       --------          ---------        --------           ----------

STOCKHOLDERS' EQUITY
    Common stock                                         10,000             23,451            -                  33,451
    Additional paid-in capital                             -                56,101      (   10,000)   (a)        46,101
    Accumulated deficit                              (   10,000)       (    63,715)         10,000    (a)  (     63,715)
                                                       --------          ---------        --------           ----------
                                                           -                15,837            -                  15,837
                                                       --------          ---------        --------           ----------
                                                      $    -            $  512,250       $    -             $   512,250
                                                       ========          =========        ========           ==========


                              DIGITAL PRIVACY, INC.

            Unaudited Pro Forma Consolidated Statement of Operations
             Period September 9, 1999 Through September 30, 1999 (b)


                                                                         Digital
                                                        Telepad          Privacy,
                                                      Corporation          Inc.             Pro Forma          Pro Forma
                                                      Historical        Historical         Adjustments       Consolidated
REVENUE                                                $     -           $     606       $      -           $       606

COST OF GOODS SOLD                                           -                 195              -                   195
                                                       ----------         --------        ----------           --------

GROSS PROFIT                                                 -                 411              -                   411

OPERATING EXPENSES                                           -              62,806              -                62,806
                                                       ----------         --------        ----------           --------

OPERATING LOSS                                               -          (   62,395)             -            (   62,395)

INTEREST EXPENSE                                             -               1,320              -                 1,320
                                                       ----------         --------        ----------           --------

NET LOSS                                                $    -          ($  63,715)       $     -            ($  63,715)
                                                      ============       =========       =============        ===========

NET LOSS PER COMMON SHARE -
    BASIC AND DILUTED (c)                             $      -          ($    0.03)      $      -            ($    0.02)
                                                       ==========         ========        ==========           ========

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING (c)                              1,000,000        2,345,113              -             3,345,113


(a) To adjust Telepad accumulated deficit into additional paid-in capital on recapitalization and emergence from bankruptcy.

(b) Reflects the period subsequent to bankruptcy for Digital Privacy, Inc.

(c) Basic earnings (loss) per common share was computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per common share was computed similar to the computation of basic earnings (loss) per share, except that the denominator is increased for the assumed exercise of dilutive options and warrants using the treasury stock method. No stock options or warrants were included in dilutive earnings per share as their inclusion was antidilutive.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DIGITAL PRIVACY, INC.



                                        By:/s/ Howard Miller
                                           Howard Miller, President

Exhibit 16.1

February 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 of Form 8-K/A dated February 28, 2000, of Digital Privacy, Inc. (formerly TelePad Corporation) and are in agreement with the statements contained in Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                             /s/Ernst & Young LLP